UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2007

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

EVCI Career Colleges Holding Corp. (“EVCI”) was advised on October 1, 2007 that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) has called for review a NASDAQ Listing Qualifications Panel (the “Panel”) decision, dated August 23, 2007, which granted EVCI’s request for continued listing on The NASDAQ Stock Market.

Pursuant to the NASDAQ Marketplace Rules, all Panel decisions are subject to call for review by the Listing Council at the discretion of the Listing Council. EVCI has been invited to make a submission for the Listing Council’s consideration by November 30, 2007. It is expected that any decision by the Listing Council would not be issued for several weeks following November 30, 2007.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.*	Description of Exhibit

99.1*	Letter dated October 1, 2007 from Nasdaq Listing and Hearing Review Council.
99.2*	Decision of Nasdaq Listing Qualifications Panel dated August 23, 2007.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: October 3, 2007	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Letter dated October 1, 2007 from Nasdaq Listing and Hearing Review Council.
99.2	Decision of Nasdaq Listing Qualifications Panel dated August 23, 2007.